                                                                   EXHIBIT 16.2
                       [ARTHUR ANDERSEN LLP LETTERHEAD]


September 13, 1996


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington D.C. 20549



We have read Item 4 included in the attached Form 8-K dated September 13, 1996, of 3CI Complete Compliance Corporation filed (to be filed) with the Securities and Exchange Commission and are in agreement with the statements contained therein.


/s/ Arthur Andersen LLP

Houston, Texas
September 13, 1996